As filed with the Securities and Exchange Commission on September 20, 2000
                                                   Registration No. 333-______


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                _____________

                                   FORM S-3
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                                _____________

                                AIRGAS, INC.
           (Exact name of registrant as specified in its charter)

           Delaware                                     56-0732648
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                                Radnor Court
                259 North Radnor-Chester Road, Suite 100
                       Radnor, Pennsylvania 19087-5283
                               (610) 687-5253
            (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                                _____________

                      TODD R. CRAUN, CORPORATE COUNSEL
                                AIRGAS, INC.
                                Radnor Court
                259 North Radnor-Chester Road, Suite 100
                       Radnor, Pennsylvania 19087-5283
                               (610) 687-5253
            (Address, including zip code, and telephone number,
                 including area code, of agent for service)
                                 _____________

                                  Copy to:

                           NANCY D. WEISBERG, ESQ.
                         MCCAUSLAND, KEEN & BUCKMAN
                                Radnor Court
                259 North Radnor-Chester Road, Suite 160
                       Radnor, Pennsylvania 19087-5283
                               (610) 341-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                        Calculation of Registration Fee
                        -------------------------------
Title of         Amount to be    Proposed Maximum    Proposed Maximum      Amount of
Shares to be     Registered      Aggregate Price     Aggregate Offering    Registration
Registered                       Per Unit (1)        Price (1)             Fee (1)
--------------   ------------    ----------------    ------------------    ------------
Common Stock,
par value
$.01 per share   368,628 shares  $5.969              $2,200,248            $581
---------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the registrant's stock as reported on the New York Stock Exchange on
     September 18, 2000.

     Pursuant to Rule 429 under the Securities Act of 1933, the Registrant is using a combined prospectus in this Registration Statement. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration No. 333-46739. Such registration statement relates to 1,068,686 shares of the Registrant's common stock, for which a filing fee of $5,034 was paid.
                                 ____________
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
                                 _____________

                                     SUBJECT TO COMPLETION SEPTEMBER 20, 2000

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                  PROSPECTUS
                                ______________

                                 AIRGAS, INC.
                                ______________

                       1,437,314 Shares of Common Stock


     This prospectus relates to the offering of 1,437,314 shares of our common stock by the selling stockholders identified on page 7. We issued the shares to the stockholders in connection with our acquisition of a company in which they were shareholders. The stockholders may sell these shares from time to time:

               -    on the New York Stock Exchange

               - on any other exchange on which the common stock may be traded

               - in the over-the-counter market at prices prevailing at the times of such sales

               - in private sales at prices related to the prevailing market prices or at negotiated prices.

     We will not receive any of the proceeds from the sale of the shares.

     Our common stock is traded on the New York Stock Exchange under the symbol "ARG." On September 19, 2000 the last reported sale price was $6.25 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is _______, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                    Where You Can Find More Information. . . .    2
                    The Company. . . . . . . . . . . . . . . .    3
                    The Offering . . . . . . . . . . . . . . .    3
                    Risk Factors . . . . . . . . . . . . . . .    4
                    Use of Proceeds. . . . . . . . . . . . . .    6
                    Plan of Distribution . . . . . . . . . . .    6
                    Selling Stockholders . . . . . . . . . . .    7
                    Legal Matters. . . . . . . . . . . . . . .    8
                    Experts. . . . . . . . . . . . . . . . . .    8


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the public reference facilities of the SEC located at 450 Fifth Street N.W., Washington D.C. 20549. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can also access copies of such material electronically on the SEC's home page on the World Wide Web at http://www.sec.gov. Information concerning us is also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement (Registration No. 333-______) that we filed with the SEC. The SEC permits us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents filed by us with the SEC (File No. 1-
9344). We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the termination of this offering.

          1. Our annual report on Form 10-K for the fiscal year ended March 31, 2000.

          2. Our quarterly report on Form 10-Q for the quarter ended June 30, 2000.

          3. Our current reports on Forms 8-K filed since March 31, 2000 (our fiscal year-end) dated April 28, 2000, May 12, 2000, July 27, 2000 and September 19, 2000.

          4. Our registration statement on Form 8-A, relating to our common stock, effective under Section 12(b) of the Securities Exchange Act of 1934 on December 19, 1986.

     You may request orally or in writing a copy of any or all of these
filings at no cost.   However, we will not provide exhibits to such documents,
unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Todd R. Craun, Corporate Counsel, Airgas, Inc., Radnor Court, 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-5283, (610)687-5253.

     To the extent information in any document which is filed after the date of this prospectus supersedes or amends any information included in or incorporated by reference in this prospectus, you should only rely on the information as so superseded or amended.


                                  THE COMPANY

     Airgas, Inc. is the largest distributor of industrial, medical and specialty gases and equipment and the third largest distributor of safety products in the United States. Our Distribution network consists of approximately 700 locations in 44 states. We classify our operations into two business segments: Distribution and Gas Operations. Our Distribution segment's products and services include packaged and small bulk gases, gas cylinder and welding equipment rental and hardgoods. Hardgoods consist of welding supplies and equipment, safety products, and industrial tools and supplies. Gas Operations' products primarily include dry ice and carbon dioxide that are used for cooling, food and beverage applications, chemical products and oil and gas extraction. The Gas Operations segment also produces and distributes specialty gases and nitrous oxide. Our principal business strategy is to focus on internal growth, supplemented by packaged gas distributor acquisitions. To promote internal growth, we have also selectively added complementary product offerings to leverage our distribution network.


                                 THE OFFERING

     On October 1, 1997, we acquired Industrial Gas Products & Supply, Inc. ("IGP") and, as a result, we issued 1,244,512 shares of our common stock to the former shareholders of IGP. In addition, under the acquisition agreement, the former shareholders of IGP had the right to receive additional shares of our common stock if the average closing market value of our shares for the ten trading days ending October 1, 2000 was less than $13.10. On October 1, 2000, they received _________ additional shares because the average closing market value of our common stock for the ten trading days ending on that date was $__________. The number of additional shares issued to the selling stockholders on October 1, 2000 was based upon the number of shares held by them on October 1, 2000 and the difference between $13.10 and $____.

     We provided the selling stockholders with registration rights under a registration rights and stock adjustment agreement. We filed a registration statement of which this prospectus is a part in satisfaction of our obligations to register the shares for sale by the selling stockholders.

                                 RISK FACTORS

     In addition to the other information in this prospectus and in the documents we filed with the Commission that are incorporated in this prospectus, you should consider the following factors in evaluating Airgas before purchasing the shares of our common stock.

WE MAY NOT BE SUCCESSFUL IN GENERATING INTERNAL SALES GROWTH AND IN CONTROLLING EXPENSES.

     Although one of our principal business strategies is to focus on internal sales growth, the achievement of this objective may be adversely affected by:

     o the effects of competition from independent distributors and vertically integrated gas producers on products and pricing;
     o the growth and acceptance of new product lines introduced by our sales and marketing programs;
     o the market acceptance and success of new sales channels, such as e-commerce;
     o changes in product prices from gas producers and name-brand manufacturers of hardgoods; and
     o general economic conditions in the industrial markets which we serve, including metal fabrication, agriculture, mining, construction and other markets.

In addition, we may not be able to adequately control expenses due to inflation and potentially higher costs of our distribution infrastructure, including the cost of developing new sales channels, such as e-commerce.

WE MAY NOT BE SUCCESSFUL IN MAKING ACQUISITIONS.

     We have historically expanded our business primarily through acquisitions. A part of our business strategy is to continue to grow through the acquisition of distributors of industrial gases and related equipment. Although we are not currently considering any material acquisitions, we will consider and evaluate acquisitions on a continuing basis. We cannot assure you that we will continue to be able to identify attractive or willing acquisition candidates, or that we will be able to acquire attractive candidates on economically acceptable terms. In addition, there is no assurance that we will be able to obtain financing on terms acceptable to us for future acquisitions. In connection with future acquisitions, we may also issue securities, which may cause your interest to be diluted, incur additional debt obligations or incur large one-time expenses.

WE MAY NOT BE SUCCESSFUL IN INTEGRATING OUR PAST AND FUTURE ACQUISITIONS AND ACHIEVING INTENDED BENEFITS AND SYNERGIES.

     If we fail to achieve the intended financial or strategic benefits of past and future acquisitions, our operating results may suffer. Acquisitions involve numerous risks, including:

     o difficulty with the assimilation of acquired operations and products;

     o    failure to achieve targeted synergies;
     o inability to retain key employees and business relationships of acquired companies; and
     o    diversion of the attention and resources of our management team.

Any of these events could have an adverse affect on our financial performance.

WE HAVE SUBSTANTIAL DEBT AND OUR DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT CASH FLOW.

     We have substantial amounts of outstanding indebtedness. Our substantial leverage could have significant negative consequences, including:

     o increasing our vulnerability to general adverse economic and industry conditions;
     o    limiting our ability to obtain additional financing;
     o requiring the dedication of a substantial portion of our expected cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes; and
     o placing us at a possible competitive disadvantage relative to less leveraged competitors.

In addition, our revolving credit facilities mature on December 5, 2002. As of June 30, 2000, our total indebtedness outstanding under the credit facilities was approximately $598 million. We are considering alternative forms of financing to replace a portion of our current credit facilities. The replacement financing for the credit facilities may result in higher interest rates and higher interest expense on a portion or all of our outstanding debt. Higher interest expense may have a negative effect on our operating results.

WE DEPEND ON OUR KEY PERSONNEL TO MANAGE OUR BUSINESS EFFECTIVELY AND THEY MAY BE DIFFICULT TO REPLACE.

     Our performance substantially depends on the efforts and abilities of Peter McCausland, our Chief Executive Officer, and other executive officers and key employees. We have no employment agreements preventing our officers or key employees from joining our competitors or competing with us. Furthermore, much of our competitive advantage is based on the expertise, experience and know-how of our key personnel regarding our distribution infrastructure, systems and products. The loss of key employees could have a negative effect on our business, revenues, results of operations and financial condition.

LITIGATION AND REGULATORY REQUIREMENTS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     From time to time, we are involved in lawsuits that arise from our business transactions. We are also subject to regulatory requirements imposed on us by various Federal and state governmental authorities. The defense and ultimate outcome of lawsuits against us, as well as actions to satisfy regulatory requirements, may result in higher operating expenses. Those higher operating expenses could have a material adverse effect on our business, results of operations or financial condition.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

     The market price of our common stock has been, and may continue to be, volatile. Our stock price has ranged between $12.00 and $4.63 in the fifty-two week period prior to September 19, 2000. Our stock price could be subject to fluctuations in response to a variety of factors, including the following:

     o changes in the market valuations of chemical, specialty chemical and related companies.
     o changes in financial earnings estimates and expectations by securities analysts.
     o    fluctuations in our operating results.
     o announcements by us or our competitors of acquisitions, joint ventures or other strategic relationships.
     o    sales of our common stock in the open market.
     o    additions and departures of key personnel.
     o other events or factors that may be beyond our control, such as general domestic economic, industry and market conditions.

In addition, the realization of any of the risks described in this prospectus, as well as other factors, could have a material adverse impact on the market price of our common stock and may result in a loss of some or all of your investment.

                                USE OF PROCEEDS

     We will not receive any proceeds from any sales of the shares by the selling stockholders.

     We will pay all fees and expenses in connection with registering the shares for sale under the Securities Act.

                             PLAN OF DISTRIBUTION

     The selling stockholders, pledgees, donees, transferees or other successors in interest may offer the shares registered for sale from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or other national securities exchanges on which our common stock is traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of the shares in this offering may involve (a) sales to underwriters who will acquire the shares in this offering for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale, (b) block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (d) an exchange distribution in accordance with the rules of any such exchange and (e) ordinary broker transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the stockholders (or future holders of such shares) and/or purchasers of such shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and any broker or dealer that participates in the distribution of such shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of such shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event any selling stockholder engages an underwriter in connection with the sale of such shares, to the extent required, a supplement to this prospectus will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities under the Securities Act.

     In addition, the selling stockholders may from time to time sell the shares in transactions under Rule 144 promulgated under the Securities Act.

                             SELLING STOCKHOLDERS

     The following table presents information with respect to beneficial ownership of our common stock as of October 1, 2000, and as adjusted to reflect the sale of the shares, by the selling stockholders. The individuals identified below do not own more than 1% of our outstanding common stock as of the date of this prospectus. Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to the shares listed.

                             Number of                       Number of
                             Shares                          Shares
                             Beneficially                    Beneficially
                             Owned Prior to    Shares Being  Owned After
Selling stockholders         the Offering (1)  Offered (1)   the Offering (1)
____________________         ________________  ____________  ________________
Estate of J.F. Dammann (2)        184,630         184,630         -0-
Ruth C. Dammann (2)               173,888         173,888         -0-
John H. Dammann (3)               451,104         451,104         -0-
J.F. Dammann, III (4)             510,936         510,936         -0-
Jo Ann Dammann (3)                  7,358           7,358         -0-
Florence Dammann (4)                7,358           7,358         -0-
Michael J. Dammann, Trustee        27,414          27,414         -0-
Karen S. Sausker, Trustee          27,414          27,414         -0-
David T. Dammann, Trustee          27,414          27,414         -0-
Ann L. Moore, Trustee               9,779           9,779         -0-
Deborah S. Mirkovich, Trustee      10,019          10,019         -0-
_____________________
          (1)  Assumes that the selling stockholders sell all of the shares being offered.
          (2)  Ruth C. Dammann is the former spouse of J.F. Dammann.
          (3)  John H. Dammann is the spouse of Jo Ann Dammann.
          (4)  J.F. Dammann, III is the spouse of Florence Dammann.

                         TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for our common stock is The Bank of New York.
                                 LEGAL MATTERS

     The validity of the shares in this offering will be passed upon for the selling stockholders by McCausland, Keen & Buckman, Radnor, Pennsylvania. Certain attorneys of McCausland, Keen & Buckman beneficially own a total of 28,300 shares of our common stock.

                                    EXPERTS

     Airgas, Inc.'s consolidated financial statements and schedules as of March 31, 2000 and 1999, and for each of the years in the three-year period ended March 31, 2000, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other person
has been authorized to  give any
information or to make any
representations not contained in
this prospectus in connection with
the offering covered by this prospectus.
If given or made, such information
or representation must not be relied
upon as having been authorized by us
or the selling stockholders.  This                     AIRGAS, INC.
prospectus does not constitute an            1,437,314 Shares of Common Stock
offer to sell, or a solicitation of
an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is not lawful to make any such offer or solicitation in such jurisdiction.
Neither the delivery of this prospectus
nor any sale of the offered shares shall, under any circumstances, create any implication that there has not been any change in the facts of the offered shares set forth in this prospectus or in the affairs of Airgas, Inc. since the date of the prospectus.


_______________________                     ____________________________
                                                     PROSPECTUS
                                            ____________________________

                                                      ________, 2000

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

          Registration Fee. . . . .          $    581 *
          NYSE Listing Fee. . . . .               306 *
          Printing and Engraving  .               150
          Accounting Fees . . . . .             5,000
          Legal Fees. . . . . . . .            10,000
          Miscellaneous . . . . . .             1,000
                                               ______
                                   Total      $17,037
          ________________
               *   Actual


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's certificate of incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The certificate also provides that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

ITEM 16.  EXHIBITS.

     *5.   Opinion of McCausland, Keen & Buckman, counsel to the Company.

    *23.1  Consent of McCausland, Keen & Buckman (included in Exhibit 5)

     23.2  Consent of KPMG LLP.

     24.   Power of Attorney (see signature page)
_______________

*  To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

I.   Rule 415 Offering.  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II.  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III.  Acceleration of Effectiveness - Indemnification Undertaking.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on September 20, 2000.

                              AIRGAS, INC.

                              By:  /S/PETER McCAUSLAND
                                   _____________________________________
                                   Peter McCausland
                                   Director, Chairman of the Board
                                   and Chief Executive Officer

                              By:  /S/ROGER F. MILLAY
                                   _____________________________________
                                   Roger F. Millay
                                   Senior Vice President-Finance and Chief
                                   Financial Officer (Principal Financial
                                   Officer)

                              By:  /S/JEFFREY P. CORNWELL
                                   _____________________________________
                                   Jeffrey P. Cornwell
                                   Vice President and Corporate
                                   Controller (Principal Accounting
                                   Officer)


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland, Roger F. Millay, and Todd R. Craun, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.


/S/PETER McCAUSLAND                               Date:  September 20, 2000
_________________________________
 Peter McCausland, Director,
 Chairman of the Board and
 Chief Executive Officer

/S/ W. THACHER BROWN                              Date:  September 20, 2000
_________________________________
 W. Thacher Brown, Director

/S/ FRANK B. FOSTER, III                          Date:  September 20, 2000
_________________________________
 Frank B. Foster, III, Director

/S/ JAMES W. HOVEY                                Date:  September 20, 2000
_________________________________
 James W. Hovey, Director

/S/ JOHN A. H. SHOBER                             Date:  September 20, 2000
_________________________________
 John A. H. Shober, Director

/S/ PAULA A. SNEED                                Date:  September 20, 2000
_________________________________
 Paula A. Sneed, Director

/S/ DAVID M. STOUT                                Date:  September 20, 2000
_________________________________
 David M. Stout, Director

/S/ LEE M. THOMAS                                 Date:  September 20, 2000
_________________________________
 Lee M. Thomas, Director

/S/ ROBERT L. YOHE                                Date:  September 20, 2000
_________________________________
 Robert L. Yohe, Director